EXHIBIT 99.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT, dated as of May 1, 2001, by and between DEL GLOBAL TECHNOLOGIES CORP., a New York corporation with offices at 1 Commerce Park, Valhalla, New York 10595 (the "Corporation"), and SAMUEL E. PARK, an individual residing at 855 Myers Road, Chalfont, Pennsylvania 18914 (the "Executive").

                              W I T N E S S E T H


         WHEREAS, the Corporation desires to employ the Executive upon the terms and conditions set forth herein; and WHEREAS, the Executive desires to render services to the Corporation upon the terms and conditions set forth herein.
NOW, THEREFORE, the parties mutually agree as follows:

Section 1. Employment. The Corporation hereby employs the Executive and the Executive hereby accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

Section 2. Duties. Executive shall serve as President and Chief Executive Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. If requested by the Corporation, the Executive shall serve on any committee of the Board of Directors without additional compensation. There shall be no diminution or change in Executive's status or title without his express written consent. During the term of this Agreement, the Executive shall devote substantially all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

Section 3. Term of Employment. The term of the Executive's employment shall commence as of the date hereof and shall continue until April 30, 2004, or until terminated pursuant to Section 5 hereof.

Section 4. Compensation of Executive.

4.1. Compensation. The Corporation shall pay to the Executive as annual compensation for his services hereunder a salary ("Salary") as follows: (i) for the first year from 5/1/01 through 4/30/02, the Executive shall be paid a Salary equal to $350,000; (ii) for the second year from 5/1/02 through 4/30/03, the Executive shall be paid a Salary determined by multiplying $350,000 by the greater of (x) the increase (expressed as a decimal), if any, in the Consumer Price Index, as defined herein, as of April 30, 2002 over the amount of such index as of April 30, 2001, or (y) five (5%) percent; and (iii) for the third year from 5/1/03 through 4/30/04 the Executive shall be paid a Salary determined by multiplying the Salary in effect for the immediately preceding year by the greater of (x) the increase (expressed as a decimal), if any, in the Consumer Price index as of April 30, 2003 over the amount of such index as of April 30, 2002, or (y) five (5%) percent. For all purposes of this Agreement, the Consumer Price Index is hereby defined as the index for the New York City Metropolitan Area, now known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (revised) -- U.S. City average, and selected areas (1982 - 84 = 100), all times. If the Consumer Price Index shall be discontinued or altered, then any successor Consumer Price Index of the United States Bureau of Labor Statistics, or successor agency thereof, for the New York City Metropolitan Area, shall be used, and if there is no such successor Consumer Price Index, the Corporation and Executive shall agree upon a substitute index or formula. The Salary shall be payable bi-weekly less such deductions as shall be required to be withheld by applicable law and regulations.

4.2. Bonus. In addition to his annual Salary the Executive shall receive a bonus ("Bonus") during each year of employment during the term of this Agreement. Executive's Bonus for each year shall be determined in accordance with the goals set by the Board of Directors. The Board shall set target performance goals and if Executive attains 100% of the target performance goals, Executive's Bonus shall be sixty (60%) percent of the Salary. If the Executive exceeds the target performance goals, the Board may increase the Bonus pursuant to Section 4.6 of this Agreement, and if Executive fails to attain 100% of the target performance goals, the Board shall adjust the Bonus appropriately. The Bonus shall be payable within thirty (30) days after the Board of Director's determination ("Determination Date").

4.3. Deferred Compensation Account.

(a) Election to Defer Portion of Bonus. The Executive shall be entitled to elect to reduce any percentage or dollar amount of the Bonus otherwise payable pursuant to Section 4.2 hereof and to have such elected amount credited and deposited in Executive's "Deferred Compensation Account" (as defined in this Section) by delivering a written election notice (the "Deferral Notice") to the Corporation (which may be changed each year for a later year) of such amount to be deferred; provided, however, any written election notice shall be effective for the next succeeding year only if the notice shall be delivered to the Corporation prior to the first day of the year to which the deferral of a portion of the Bonus relates. The Corporation shall deposit the election amount hereunder into Executive's Deferred Compensation Account on the Determination Date. Any amount which may be deferred by Executive pursuant to this provision shall be governed by the provisions of this Section 4.3.

(b) Establishment of Account. If the Executive elects to defer any portion of the Bonus pursuant to a Deferral Notice as provided in Section 4.3(a), the Corporation shall establish a "Deferred Compensation Account" for the benefit of Executive. The Corporation shall deposit the Executive's deferred compensation in the Deferred Compensation Account, which shall be in the form of a money market account, certificate of deposit or similar instrument, stocks, whether common, preferred or otherwise, bonds and other securities or mutual funds or private investment partnerships (collectively, "Investment Funds"), pursuant to the Deferral Notice and as directed by the Executive. The Executive's exercise of, or failure to exercise, his rights under this Section 4.3 for any year, shall not affect the Employee's right to exercise his rights with respect to any other year.

(c) Interest, Dividends and other Accumulations or Losses. To the extent the Corporation invests funds in Investment Funds as provided in Section 4.3(b), then all interest, dividends, gains and other additions or returns thereon shall be credited and all losses thereon shall be debited, to the Executive's Deferred Compensation Account. In the event a separate Investment Fund is not maintained for the accrued amount in the Deferred Compensation Account, then interest shall be credited at a rate equal to the prime rate, from time to time at the end of each quarter, to such extent.

(d) Payments in Certain Events. Except as provided in Section 5.2, the amount of the Deferred Compensation Account shall be paid to the Executive upon his reaching the earlier of age of sixty-five (65) or the Corporation's normal retirement age, if any. Upon such event, the then entire value of the Deferred Compensation Account shall be paid to the Executive. Notwithstanding the provisions of this Section 4.3(d), the Corporation shall pay Executive the entire Deferred Compensation Account upon the termination of his employment hereunder pursuant to the terms of Section 5.2 of this Agreement, or upon a Change of Control as defined in Section 9.2 of this Agreement.

(e) Character of Deferred Compensation Account. It is the intention of the parties that the Deferred Compensation Account shall constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of 1974 and all rights created pursuant to this Agreement with respect to the Deferred Compensation Account shall be an unsecured contractual right of Executive, his estate and his beneficiaries against the Corporation. Executive acknowledges that any assets the Corporation invests in a separate fund is intended to provide the Corporation with a source of funds to assist it in meeting its liabilities under this Agreement and that the assets in the separate funds are subject to the claims of the Corporation's general creditors under Federal and State law in the event of insolvency.

4.4. Expenses. During the term of Executive's employment hereunder, the Corporation shall pay or reimburse the Executive for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder. In addition, the Corporation shall make available for Executive's use an apartment for up to 12 months from the date hereof and pay the cost thereof of $3000 per month. If accommodations are needed for Executive to perform his services hereunder beyond the 12 month period, the Corporation and Executive agree to use their best efforts to resolve such matter in a manner satisfactory to both the Corporation and Executive.

4.5. Benefits. During the term of Executive's employment hereunder, the Corporation shall provide Executive with the use of an automobile as determined by the Board of Directors and Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, and group health benefit plans and all other benefits and plans as the Corporation provides to its senior executives.

4.6. Discretionary Payments. Nothing herein shall preclude the Corporation from paying Executive such bonus or bonuses or other compensation, as the Board of Directors, in their discretion, may authorize from time to time.

4.7. Life Insurance. During the term of this Agreement, the Corporation shall pAy premiums and maintain a life insurance policy on the life of the Executive in the amount equal to three (3) times the Salary of Executive hereunder, less any benefits payable pursuant to the group insurance referred to in Section 4.5 above. Benefits under such policy shall be payable to the Executive's estate or beneficiary designated by him. Executive shall cooperate in obtaining such policy, including submitting to a physical examination if required by the issuer. Notwithstanding the foregoing, the Corporation shall not be obligated to continue to maintain the policy in the event the Executive is uninsurable or can only be insured with the payment of a special premium or upon the termination of Executive's employment for any reason.

Section 5. Termination.

5.1. Salary and Bonus Payments. This Agreement shall terminate upon the death, Total Disability, as hereinafter defined, or termination of employment of the Executive For Cause, as defined in Section 5.4 hereof, or because Executive leaves his employment hereunder. In the event of Executive's death, the Corporation shall pay to any person designated in writing by Executive or if no such person is designated, to Executive's estate, as the case may be, Executive's Salary for a period of twelve (12) months after the end of the month in which death occurred, notwithstanding that such twelve (12) month period may continue beyond the term of this Agreement or that the Salary may be adjusted pursuant to Section 4 hereof during such twelve (12) month period. In the event of a Total Disability, Executive shall continue to receive his Salary for the remaining term of this Agreement. In the event the Corporation terminates Executive's employment For Cause or Executive leaves his employment hereunder, the Corporation shall pay to the Executive the aggregate amount of Salary up to the end of the month in which the termination of employment For Cause or Executive's termination occurs. In addition to the Salary, in the event of Executive's death, Total Disability, termination of employment For Cause or if the Executive leaves his employment hereunder, Executive, his designee or his estate shall be paid within thirty (30) days after the Determination Date, an amount equal to the product of (i) the Bonus for such year in which death, Total Disability or termination of employment For Cause occurred or when Executive leaves his employment and (ii) a fraction, the numerator of which are the number of months during the year of such death, Total Disability or termination of employment For Cause or Executive's termination during which Executive was employed by the Corporation through and including the month of his death, Total Disability or termination of employment For Cause or Executive's termination, and the denominator of which is twelve (12). This Agreement shall not terminate in the event the Corporation terminates Executive's employment and such termination is not For Cause. If the Corporation terminates Executive's employment other than For Cause, Executive shall be entitled to the Salary and Bonus each year during the term of this Agreement in accordance with the provisions of this Agreement. 5.2. Deferred Compensation Amounts after Death, Total Disability or Termination. Upon the death, Total Disability, or termination of Executive For Cause or if Executive leaves his employment hereunder, the Corporation shall pay Executive, or in the event of his death, his designee or his estate within sixty (60) days after such termination, an amount equal to the amount accumulated in the Deferred Compensation Account plus all accrued interest, dividends and gains thereon as of the date of the death, Total Disability, or termination of employment.

5.3. Termination For Cause; Total Disability. In the event Executive is discharged For Cause, Total Disability or because Executive wrongfully leaves his employment hereunder, then, upon such occurrence, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to Executive with respect to this Agreement, except as provided in Sections 5.1, 5.2, 6.2 and 8 hereof.

5.4. Definitions. As used herein, the term "For Cause" shall mean (i) Executive's final non-appealable conviction in a court of law of any crime or offense which constitutes a felony in the jurisdiction involved, (ii) willful misconduct, (iii) reckless disregard of his responsibilities under this Agreement; or (iv) willful disobedience of a material directive from the Board of Directors of the Corporation.

Section 6. Disability.

6.1. Total Disability. In the event the Executive is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of one hundred eighty (180) consecutive days the Executive shall be deemed to be suffering from a "Total Disability".

6.2. Payment During Disability. In the event the Executive is unable to perform his duties hereunder by reason of a disability, which disability does not constitute Total Disability, the Corporation shall continue to pay the Executive his Salary during the continuance of such disability; provided, however, that in the event the Executive shall, within twelve (12) months after his disability, recover sufficiently to return to work for a period of sixty (60) consecutive working days, he shall be fully reinstated. Any relapse which thereafter occurs shall be deemed to be a subsequent disability.

Section 7. Vacations. The Executive shall be entitled to a vacation of five (5) weeks per year, during which period his Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

Section 8. Change in Control.

8.1. Payments on Change in Control. In the event of a Change in Control, as hereinafter defined, of the Corporation at any time during the term of Executive's employment hereunder, the Corporation and/or its successor shall be obligated to pay to the Executive an amount equal to three (3) times (x) the Salary to be paid to the Executive pursuant to Section 4.1 hereof for the year in which such Change in Control occurs, plus (y) the Bonus declared payable to the Executive under Section 4.2 hereof for the immediately preceding year (inclusive of the amount, if any, credited to the Deferred Compensation Amount pursuant to the Deferral Notice for such year), but in no event in an aggregate amount greater than the maximum allowed pursuant to Section 28OG of the Internal Revenue Code of 1986, as amended. In the event of a Change in Control during the first year of this Agreement, the Board shall declare a Bonus amount for purposes of computing the payment due to Executive pursuant to this Section 8. In the event that any payments or provisions for the payment of salary, benefits, perquisites and rights to Executive made as a result of a Change in Control as defined in this Section 8 shall, together with any other payment received by Executive, be considered to be an "excess parachute payment" under
Section 280G(b)(1) of the Code, this Agreement shall be construed so that the amount received by Executive that is described as a "parachute payment" under
Section 280G(b)(2) of the Code shall equal the greater of (i) the amounts otherwise payable under this Agreement (determined, solely for purposes of the comparison clause (ii), hereof, by netting out any excise tax that may be due under Section 4999 of the Code) or (ii) the maximum amount that could be paid to Executive so that no such amount, along with all other "parachute payments" made to Executive by the Corporation, will be deemed to constitute an "excess parachute payment" as defined under Code Section 280G(b)(1). The payment of the above amount shall be made as soon as practicable after the Change of Control is effective, but in no event more than thirty (30) days after the effective date of the Change of Control. In the event of a Change in Control and whether Executive's employment is terminated or continued, the Corporation shall pay Executive the Deferred Compensation Account and all options granted to Executive shall become 100% vested and exercisable.

8.2. Change in Control Defined. The term "Change in Control" as used herein shall mean (a) the sale by the Corporation of all or a substantial part of the assets or securities of the Corporation and its subsidiaries taken as a whole,
(b) the acquisition by the Corporation and/or its subsidiaries of all or a substantial part of the business or assets of another entity, which business or assets comprise a substantial part of the combined business or assets of the Corporation and such other entity after such acquisition, (c) the dissolution, statutory merger or consolidation, the purchase, sale, tender or exchange of all or a substantial part of the equity securities or rights to acquire equity securities of the Corporation and its subsidiaries taken as a whole, or (d) a "person", as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "1934 Act") becoming the "beneficial owner", as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of securities of the Corporation which permit such person to elect a majority of directors of the Corporation or any other contractual relationship or other technique or device employed to accomplish a change in the control of the Corporation or all or a substantial part of its assets.

Section 9. Disclosure of Confidential Information.

9.1. Disclosure. Executive recognizes that he will have access to secret and confidential information regarding the Corporation, its products, know-how, customers and plans. Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Corporation and not otherwise in the public domain, except as may be required by a court of law.

9.2. Survival. The provisions of this Section 9 shall survive Executive's employment hereunder.

Section 10. Covenant Not To Compete.

10.1. Covenant. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agree, and, accordingly, Executive does hereby agree, that he will not, directly or indirectly, at any time during the "Restricted Period": (a) except as provided in Section 10.3 hereof, engage in any business competitive with the business conducted by the Corporation either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or (b) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of the Corporation.

10.2. Enforceability. If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

10.3. Exception This Section 10 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market. 10.4. Restricted Period Defined. The term "Restricted Period", as used in this Section 10, shall mean the period of Executive's employment hereunder plus one (1) year after the date Executive leaves his employment hereunder. 10.5. Survival. The provisions of this Section 10 shall survive the termination of Executive's employment hereunder and until the end of the Restricted Period as provided in Section 10.4 hereof.

Section 11. Miscellaneous.

11.1. Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 9 or 10 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

11.2. Assignment. Neither Executive nor the Corporation may assign or delegate any of their rights or duties under this Agreement.

11.3. Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. 11.4. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

11.5. Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

11.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                  DEL GLOBAL TECHNOLOGIES CORP.


                                  By /s/Roger Winston
                                     -------------------------------------
                                     Name:  Roger Winston
                                     Title: Chairman


                                     /s/Samuel E. Park
                                     -------------------------------------
                                     SAMUEL E. PARK